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                                             Exhibit A

NEES Energy, Inc.
Consolidated Balance Sheet
(Thousands of Dollars)
As of June 30, 1998
(Unaudited, Subject to Adjustment)

ASSETS
------

Current assets:
  Cash                                                   $ 11,806
  Accounts receivable and unbilled revenue                 13,896
  Inventory                                                 5,634
  Prepaid and other current assets                          4,522
                                                          -------
  Total current assets                                     35,858
                                                          -------
Fixed assets                                                3,128
Less accumulated depreciation                               (625)
                                                         --------
  Net fixed assets                                          2,503
                                                         --------

Other investments                                             829
Goodwill                                                    2,300
Deferred federal and state income taxes                       725
Other assets                                                  502
                                                          -------
                                                          $42,717
                                                          =======

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Accounts payable                                        $ 4,649
  Accrued liabilities                                      11,132
  Capital lease - current portion                              68
                                                          -------
Total current liabilities                                  15,849

Other long-term liabilities                                   329
Capital lease obligation                                       63
                                                          -------
Total liabilities                                          16,241
                                                          -------
Parent company's investment:
  Common stock, par value $1 per share                          1
  Subordinated notes payable to parent                     42,292
  Accumulated deficit                                     (16,107)
                                                          -------
                                                           26,186

Minority interest                                             290
                                                          -------
                                                          $42,717
                                                          =======